UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):  November 6, 2013

Organic Alliance, Inc.

(Exact Name of Registrant as Specified in its Charter)

_________________

Nevada	000-51119	26-1997130
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation or Organization)	File Number)	Identification No.)

PO Box 6465, Carmel, CA 93921
(Address of Principal Executive Offices) (Zip Code)

(386) 409-0200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address and former fiscal year, if changed since last report)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Amendment No. 2 to the Organic Alliance Inc. Form 8-K filed with the Securities and Exchange Commission on November 26, 2013 (the “Form 8-K”), is to add disclosure for the material weakness in its system of internal controls over financial reporting in section 4.01(a)(iv) below and replace the word “resignation” with “engagement “ in section 4.01(b)(ii) below. In addition, the Company included an updated letter from Marcum in exhibit 16.1 below.

ITEM 4.01.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)	Former independent accountants.

(i)	On November 6, 2013, Organic Alliance, Inc. (“Registrant”) notified Marcum, LLP, (Marcum) Registrant’s independent registered public accounting firm, that it was being replaced.
(ii)	The report of Marcum on the consolidated financial statements of the Registrant as of and for the year ended December 31, 2012 and December 31, 2011 did not contain an adverse opinion or a disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report included an explanatory paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern.

(iii)	The decision to discontinue the audit services of Marcum was approved by our Board of Directors.

(iv)	During the fiscal years ended December 31, 2012 and 2011 and through November 26, 2013, there has been no disagreement with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreement in its report. There have been no reportable events as provided in Item 304 (a)(1)(v) of Regulation S-K up to and including the dismissal of Marcum except for the material weakness in its system of internal controls over financial reporting which Marcum advised the Company existed. The controls designed were adequate for financial disclosures required for the preparation of the Company Form 10-Q and 10-K filings; however due to lack of resources in the Company’s accounting department the controls were not operating effectively. The Company’s board of directors discussed this issue with Marcum. Marcum has been fully authorized by the Company to answer all inquiries of KBL concerning the controls that were not operating effectively. There are no limitations placed on KBL or Marcum concerning the inquiry of any matter related to the Company’s financial reporting.

(v)	We have provided Marcum with a copy of this disclosure and have requested that Marcum furnish us with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of the letter from Marcum, dated December 17, 2013, is filed as Exhibit 16.1 to this Form 8-K.

(b)	New independent accountants.

(i)	On November 3, 2013, we retained KBL, LLP (KBL) as our new independent registered public accounting firm to audit Registrant’s financial statements for the fiscal year ending December 31, 2013. The appointment was approved by our Board of Directors.

(ii)	During the Company’s two most recent fiscal years and any subsequent interim period preceding such engagement, we have not previously consulted with KBL on the application of accounting principles to a specified transaction, or on the type of audit opinion that might be rendered on our financial statements, or any other matter that was the subject of a disagreement between the Company and Marcum or was a reportable event. In addition, the Company did not consult with KBL regarding the material weakness of the Company’s internal control over financial reporting prior to engaging KBL.

ITEM	9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

16.1	Letter from Marcum, LLP, dated December 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2013	Organic Alliance, Inc.

By: /s/ Parker Booth
Parker Booth, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Marcum, LLP, dated December 17, 2013

 December 18, 2013

Jennifer Thompson

Accounting Branch Chief

Securities and Exchange Commission

Re: Organic Alliance, Inc.

Item 4.01 Form 8-K

Filed November 29, 2013

File No. 000-53545

Dear Ms. Thompson:

We have reviewed your follow-up letter dated December 13, 2013. Below are our responses. Organic Alliance, Inc. recognizes that our Company is responsible for the adequacy and accuracy of the disclosures in the filing. Also, the staff comments or changes to disclosures in response to staff comments do not foreclose the Commission from taking any action with respect to the filing. In addition, our Company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

Item 4.01 Form 8-K/A filed December 10, 2013

1. We note your response to comment 1 in our letter dated December 3, 2013, however, you have not provided all of the disclosures required by Item 304 (a)(1)(iv) and (a)(1)(v) for your reportable event. Please revise your disclosure to state whether any audit or similar committee of the board of directors, or the board of directors, discussed the lack of resources in your accounting department that prevented your internal controls from operating effectively with the former accountant, and state whether you have authorized the former accountant to respond fully to the inquiries of the successor accountant concerning this reportable event and, if not, describe the nature of any limitation thereon Mr. Parker Booth Organic Alliance, Inc. December 13, 2013 Page 2 and the reason therefor. In addition, please provide an updated Exhibit 16 letter from Marcum indicating whether they agree with your revised disclosures.

Company Response: Agreed, we will file an amended Form 8-K with the appropriate wording. An updated letter from Marcum will also be included.

2. We note your response to comment 2 in our letter dated December 3, 2013, however, your disclosure refers to periods prior to the resignation of KBL and does not include all of the representations required. As previously requested, please revise your disclosure to clearly state whether during your two most recent fiscal years and any subsequent interim period prior to KBL LLP’s (KBL) engagement, you or someone on your behalf consulted with KBL regarding either (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on your financial statements by KBL, in either case where written or oral advice provided by KBL would be an important factor considered in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between you and Marcum or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively). Refer to Item 304(a)(2) of Regulation S-K.

Company Response: KBL is the successor independent accountant and did not resign. We will update 4.01 section (b)(ii) as changing resignation to engagement.

Best Regards,

/s/ Parker Booth

Parker Booth

CEO and Director of Organic Alliance, Inc.